EXHIBIT 99.1

FOR IMMEDIATE RELEASE

GENERAL FINANCE CORPORATION REPORTS FIRST QUARTER RESULTS FOR FISCAL YEAR 2014

Fourteenth Consecutive Quarter of Year-Over-Year Growth in Total Revenues and Adjusted EBITDA

PASADENA, CA – November 12, 2013 – General Finance Corporation (NASDAQ: GFN), the parent company of businesses in the mobile storage, modular space and liquid containment industries (the “Company”), today announced its consolidated financial results for the first quarter ended September 30, 2013. The consolidated results include majority-owned Royal Wolf Holdings Limited (“Royal Wolf”), the leading provider of portable storage solutions in the Asia-Pacific regions of Australia and New Zealand,  wholly-owned Pac-Van, Inc. (“Pac-Van”), a prominent regional provider of portable storage, office and liquid storage tank containers, mobile offices and modular buildings in North America, and 90%-owned Southern Frac, LLC (“Southern Frac”), a domestic manufacturer of portable liquid storage tank containers.

First Quarter 2014 Highlights
•	Total revenues were $65.7 million, an increase of 23% over the first quarter of fiscal year 2013, and included revenues of $3.4 million at Southern Frac, which was acquired on October 1, 2012.
•	Leasing revenues comprised 50% of total non-manufacturing revenues versus 56% for the first quarter of fiscal year 2013.
•	Adjusted EBITDA was $12.8 million, an increase of 2% over the first quarter of fiscal year 2013.
•	Adjusted EBITDA margin was 20%, compared to 23% in the first quarter of fiscal year 2013.
•	Net income attributable to common shareholders was $0.4 million, or $0.02 per share, compared to $1.0 million, or $0.04 per share, for the first quarter of fiscal year 2013.
•	Average fleet unit utilization at Royal Wolf was 80%.
•	Average fleet unit utilization at Pac-Van was 77%.
•	Completed three acquisitions during the quarter.

Management Commentary

"We are encouraged by our overall performance for the first quarter of fiscal year 2014, despite an unfavorable foreign exchange translation effect between periods on our financial results at Royal Wolf,” said Ronald Valenta, President and Chief Executive Officer of General Finance Corporation. “Pac-Van delivered a strong financial performance by increasing revenues and adjusted EBITDA by 39% and 38%, respectively, and Royal Wolf reported an increase in revenues of 7%.  However, the approximate 12% weakening in the Australian dollar relative to the U.S. dollar in the quarter, and other factors, such as a modest slow-down in the eastern seaboard of Australia and single digit operating margins on one-off sales to a freight logistics customer, resulted in lower than normal profitability at Royal Wolf.”  Mr. Valenta concluded by stating that “Southern Frac, our manufacturer of portable liquid storage tank containers, also delivered a solid quarter, generating net sales of $9.8 million and  adjusted EBITDA of just over $1.0 million on a stand-alone basis.”

Charles Barrantes, Executive Vice President and Chief Financial Officer, added, “We continue to grow our lease fleet in both venues.  At Pac-Van, we are responding to growth across a number of industries and increased demand for our containers, particularly for our portable liquid storage tank containers. At Royal Wolf, we have invested for the anticipated deliveries over the next two quarters of six mining camps and the remaining portion of a large sales contract to a freight logistics company that operates a national rail network. Additionally, we continue to make accretive acquisitions, completing three during the first quarter, which included two in North America and one in the Asia-Pacific.”

First Quarter 2014 Operating Summary

Asia-Pacific
Royal Wolf’s revenues for the first quarter of fiscal year 2014 totaled $40.1 million, compared with $37.3 million for the first quarter of fiscal year 2013, an increase of 7%.  This increase in revenues was driven primarily by growth in the mining and transport sectors, offset somewhat by decreases in most other sectors.  Adjusted EBITDA for the first quarter of 2014 was $8.9 million, compared with $10.0 million for the year-ago quarter, a decrease of approximately 11%.  On a local currency basis, revenues and adjusted EBITDA increased by 22% and 1%, respectively.

North America
Pac-Van’s revenues for the first quarter of fiscal year 2014 totaled $22.2 million, compared with $16.0 million for the first quarter of fiscal year 2013, an increase of approximately 39%, driven by both higher sales and leasing revenues. Pac-Van’s leasing revenues increased 23% over the year-ago quarter due to improved demand across most sectors, particularly in commercial and construction. Adjusted EBITDA for the first quarter of fiscal year 2014 was $4.7 million, compared with $3.4 million for the year-ago quarter, an increase of approximately 38%.  The higher sales revenues of $3.4 million, an over 25% increase in the average number of units on lease, and improved lease rates for storage containers, office containers, and mobile offices all contributed to the increased adjusted EBITDA.

Southern Frac’s manufacturing revenues generated from external customers for the first quarter of fiscal year 2014 totaled $3.4 million.  Not included in this amount were intercompany revenues of $6.4 million from portable liquid tank containers sold to Pac-Van and eliminated in the Company’s consolidated results.  On a stand-alone basis, prior to intercompany adjustments, adjusted EBITDA was over $1.0 million for the quarter.

Balance Sheet Overview

At September 30, 2013, the Company had total debt of $188.3 million and cash and cash equivalents of $3.1 million, compared with $163.0 million and $6.3 million at June 30, 2013, respectively. For the first quarter of fiscal year 2014, the Company invested a net $12.2 million ($9.8 million in North America and $2.4 million in the Asia-Pacific) in the lease fleet, as compared to $10.2 million in net fleet investment ($2.5 million in North America and $7.7 million in the Asia-Pacific) in the prior year’s quarter.

Inventories were $52.3 million at September 30, 2013, an increase from $31.9 million at June 30, 2013. Days sales outstanding in receivables were 47 days, 47 days and 30 days for Royal Wolf, Pac-Van and Southern Frac, respectively, compared to 44 days, 50 days and 41 days at June 30, 2013, respectively.

At September 30, 2013, Royal Wolf had $9.8 million of availability under its $118.5 million credit facility and Pac-Van had $45.7 million of availability under its $120 million credit facility.

As of September 30, 2013, General Finance owned over 50% of Royal Wolf’s total shares outstanding.  The value of these shares is approximately $153.8 million, or $6.32 per outstanding GFN common share, based on Royal Wolf’s November 11, 2013 closing price of A$3.26 and an AUD/USD exchange rate of 0.94.

Outlook

Management remains comfortable with the full year outlook that was provided in the Company’s fourth quarter and fiscal year 2013 earnings press release and conference call on September 9, 2013, which stated consolidated revenues for fiscal 2014 were expected to be in the range of $270 million to $280 million and that consolidated adjusted EBITDA was expected to increase 10% to 13% in fiscal year 2014 from fiscal year 2013.

Conference Call Details

Management will host a conference call today at 8:30 a.m. Pacific Time (11:30 a.m. Eastern Time), to discuss the Company’s operating results. The conference call number for U.S. participants is (866) 901-5096 and the conference call number for participants outside the U.S. is (706) 643-3717. The conference ID number for both conference call numbers is 91098007. Additionally, interested parties can listen to a live webcast of the call in the "Investor Relations" section of the Company's website at http://www.generalfinance.com.

A replay of the conference call may be accessed through November 26, 2013 by dialing (800) 585-8367 (U.S.) or (404) 537-3406 (international), using conference ID number 91098007.

After the replay has expired, interested parties can listen to the conference call via webcast in the "Investor Relations" section of the Company's website at http://www.generalfinance.com.

About General Finance Corporation

Headquartered in Pasadena, California, General Finance Corporation (NASDAQ: GFN, www.generalfinance.com) is the parent company of businesses in the mobile storage, modular space and liquid containment (“portable services”) industries.  Management’s expertise in these sectors drives disciplined growth strategies, operational guidance, effective capital allocation and capital markets support for the Company’s subsidiaries.  The Company’s principal operating subsidiaries are majority-owned Royal Wolf Holdings Limited (www.royalwolf.com.au), the leading provider of portable storage solutions in the Asia-Pacific regions of Australia and New Zealand,  wholly-owned Pac-Van, Inc. (www.pacvan.com), a prominent regional provider of portable storage, office and liquid storage tank containers, mobile offices and modular buildings in North America, and 90%-owned Southern Frac, LLC (www.southernfrac.com), a domestic manufacturer of portable liquid storage tank containers.   Royal Wolf’s shares trade on the Australian Securities Exchange under the symbol RWH.

Cautionary Statement about Forward-Looking Statements

Statements in this news release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, but are not limited to, statements addressing management’s views with respect to future financial and operating results, competitive pressures, market interest rates for our variable rate indebtedness, our ability to raise capital or borrow additional funds, changes in the Australian, New Zealand or Canadian dollar relative to the U.S. dollar, regulatory changes, customer defaults or insolvencies, litigation, acquisition of businesses that do not perform as we expect or that are difficult for us to integrate or control, our ability to procure adequate levels of products to meet customer demand, our ability to procure adequate supplies for our manufacturing operations, labor disruptions, adverse resolution of any contract or other disputes with customers, declines in demand for our products and services from key industries such as the Australian mining industry or the U.S. construction industry or a write-off of all or a part of our goodwill and intangible assets. These involve risks and uncertainties that could cause actual outcomes and results to differ materially from those described in forward-looking statements. We believe that the expectations represented by our forward-looking statements are reasonable, yet there can be no assurance that such expectations will prove to be correct. Furthermore, unless otherwise stated, the forward-looking statements contained in this press release are made as of the date of the press release, and we do not undertake any obligation to update publicly or to revise any of the included forward-looking statements, whether as a result of new information, future events or otherwise unless required by applicable law. The forward-looking statements contained in this press release are expressly qualified by this cautionary statement. Readers are cautioned that these forward-looking statements involve certain risks and uncertainties, including those contained in filings with the Securities and Exchange Commission.

Investor/Media Contact
Larry Clark
Financial Profiles, Inc.
310-478-2700 ext. 29
-Financial Tables Follow-

GENERAL FINANCE CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)
(Unaudited)

	Quarter Ended September 30,
	2012	2013
Revenues
Sales:
Lease inventories and fleet	$23,722	$31,229
Manufactured units	—	3,445
	23,722	34,674
Leasing	29,667	31,072
	53,389	65,746

Costs and expenses
Cost of Sales:
Lease inventories and fleet (exclusive of the items shown separately below)	17,312	24,788
Manufactured units	—	2,608
Direct costs of leasing operations	10,984	11,944
Selling and general expenses	12,933	14,178
Depreciation and amortization	5,300	5,460

Operating income	6,860	6,768

Interest income	23	12
Interest expense	(3,225)	(2,392)
Foreign currency exchange gain (loss) and other	361	(605)
	(2,841)	(2,985)

Income before provision for income taxes	4,019	3,783

Provision for income taxes	1,527	1,581

Net income	2,492	2,202

Preferred stock dividends	(43)	(753)
Noncontrolling interest	(1,486)	(1,047)

Net income attributable to common stockholders	$963	$402

Net income per common share:
Basic	$0.04	$0.02
Diluted	0.04	0.02

Weighted average shares outstanding:
Basic	22,024,742	24,334,531
Diluted	22,480,170	24,917,120

GENERAL FINANCE CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)

	June 30, 2013	September 30, 2013
Assets		(Unaudited)
Cash and cash equivalents	$6,278	$3,131
Trade and other receivables, net	34,360	42,440
Inventories	31,858	52,273
Prepaid expenses and other	5,571	5,254
Property, plant and equipment, net	19,840	21,571
Lease fleet, net	290,165	310,465
Goodwill	68,692	71,953
Other intangible assets, net	16,402	15,900
Total assets	$473,166	$522,987

Liabilities
Trade payables and accrued liabilities	$32,238	$52,467
Income taxes payable	496	287
Unearned revenue and advance payments	15,764	15,721
Senior and other debt	162,951	188,284
Deferred tax liabilities	27,576	29,307
Total liabilities	239,025	286,066

Commitments and contingencies	—	—

Equity
Cumulative preferred stock, $.0001 par value: 1,000,000 shares authorized; 400,100 shares issued and outstanding (in series) at June 30, 2013 and September 30, 2013, respectively	40,100	40,100
Common stock, $.0001 par value: 100,000,000 shares authorized; 24,330,257 and 24,336,925 shares issued and outstanding at June 30, 2013 and September 30, 2013, respectively	2	2
Additional paid-in capital	120,146	119,735
Accumulated other comprehensive income (loss)	(906)	785
Accumulated deficit	(19,179)	(18,024)
Total General Finance Corporation stockholders’ equity	140,163	142,598
Equity of noncontrolling interests	93,978	94,323
Total equity	234,141	236,921
Total liabilities and equity	$473,166	$522,987

Explanation and Use of Non-GAAP Financial Measures

Adjusted EBITDA is a non-U.S. GAAP measure. We calculate adjusted EBITDA to eliminate the impact of certain items we do not consider to be indicative of the performance of our ongoing operations.  In addition, in evaluating adjusted EBITDA, you should be aware that in the future, we may incur expenses similar to the expenses excluded from our presentation of adjusted EBITDA. Our presentation of adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. We present adjusted EBITDA because we consider it to be an important supplemental measure of our performance and because we believe it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry, many of which present EBITDA and a form of adjusted EBITDA when reporting their results. Adjusted EBITDA has limitations as an analytical tool, and should not be considered in isolation, or as a substitute for analysis of our results as reported under U.S. GAAP. We compensate for these limitations by relying primarily on our U.S. GAAP results and using adjusted EBITDA only supplementally. The following table shows our adjusted EBITDA and the reconciliation from net income on a consolidated basis (in thousands):

	Quarter Ended September 30,
	2012	2013
Net income	$2,492	$2,202
Add (deduct) —
Provision for income taxes	1,527	1,581
Foreign currency exchange loss (gain) and other	(361)	605
Interest expense	3,225	2,392
Interest income	(23)	(12)
Depreciation and amortization	5,300	5,659
Share-based compensation expense	298	406
Adjusted EBITDA	$12,458	$12,833

The following tables show our adjusted EBITDA and the reconciliation from operating income for our operating units (in thousands):

	Quarter Ended September 30, 2012			Quarter Ended September 30, 2013
	Pac-Van	Royal Wolf	Corporate and Intercompany Adjustments	Pac-Van	Royal Wolf	Southern Frac	Corporate and Intercompany Adjustments
Operating income	$1,893	$6,043	$(1,076)	$2,913	$5,052	$768	$(1,039)
Add (deduct) -
Depreciation and amortization	1,403	3,893	4	1,656	3,743	259	1
Share-based compensation expense	62	101	135	98	138	26	144
Adjusted EBITDA	$3,358	$10,037	$(937)	$4,667	$8,933	$1,053	$(894)
Intercompany adjustments			$—				$(926)